UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 24, 2006

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

        On July 24, 2006 the Compensation Committee of the Board of Directors of Cintas Corporation amended the compensation paid to its non-employee directors, namely, Gerald S. Adolph, Paul R. Carter, Gerald V. Dirvin, Joyce Hergenhan, Roger L. Howe and David C. Phillips. Under the new compensation arrangement for non-employee directors, the annual retainer was increased to $40,000. Board and Committee meeting fees remained at $2,750 and $1,200 per meeting respectively. Compensation for telephonic meetings of the Board and Committees will be at 50% of these amounts. Fees for Committee Chairmen remained at $8,000 for the Audit Committee Chairman and $5,000 for the other Chairpersons. The number of shares covered by annual options remained at 1,000.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2006	CINTAS CORPORATION BY: /s/Thomas E. Frooman —————————— Thomas E. Frooman Vice President and Secretary, General Counsel